Exhibit 99.1

EXHIBIT 1

JOINT FILING STATEMENT

I, the undersigned, hereby express my agreement that the attached Schedule 13D (and any amendments thereto) relating to the common stock of BioSante Pharmaceuticals, Inc. is filed on behalf of each of the undersigned.

July 1, 2013	Meridian Venture Partners II GP, L.P.

	BY:	Meridian Venture Partners II, Co.
	ITS:	GENERAL PARTNER

	By:	/s/ Robert E. Brown, Jr.
Robert E. Brown, Jr., President

July 1, 2013	Meridian Venture Partners II, L.P.

	BY:	Meridian Venture Partners II GP, L.P.
	ITS:	GENERAL PARTNER

BY: Meridian Venture Partners II, Co.
ITS: GENERAL PARTNER

	By:	/s/ Robert E. Brown, Jr.
Robert E. Brown, Jr., President

July 1, 2013	Meridian Venture Partners II, Co.

	By:	/s/ Robert E. Brown, Jr.
Robert E. Brown, Jr., President

July 1, 2013	ROBERT E. BROWN, JR.

	By:	/s/ Robert E. Brown, Jr.
Robert E. Brown, Jr.

July 1, 2013	THOMAS A. PENN

	By:	/s/ Thomas A. Penn
Thomas A. Penn